Exhibit 3.9

AMENDED AND RESTATED BYLAWS

OF

CRAIG PROTEIN DIVISION, INC.

(a Georgia corporation)

ARTICLE I

Shareholders

SECTION 1. Annual Meetings. The annual meeting of shareholders of Craig Protein Division, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Georgia, as the board of directors of the Corporation (the “Board”) shall determine.

SECTION 2. Special Meetings. Special meetings of shareholders for the transaction of such business as may properly come before the meeting may be called by order of the Board or by shareholders holding together at least 25% of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Georgia, as may be specified by such order. Whenever the Board fails to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3. Notice of Meetings. Written notice of all meetings of the shareholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of shareholders may be examined, if not the principal office, shall be mailed or delivered to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which such meeting is to be held.

SECTION 4. Shareholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to notice of such meeting, arranged by voting group (and within each voting group by class or series of shares) in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list, for a period of 5 business days before the meeting and continuing through the meeting, shall be open to the examination of any shareholder or any shareholder’s agent or attorney, for any purpose germane to the meeting, either at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or any shareholder’s agent or attorney who is present.

The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 5. Quorum. Except as otherwise provided by law or the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), a quorum for the transaction of business at any meeting of shareholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any shareholder for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set or must be set for such adjourned meeting.

SECTION 6. Organization. Meetings of shareholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence the President, or, if none of the foregoing is present, by a chairman to be chosen by the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Voting; Proxies; Required Vote.

(a) At each meeting of shareholders, every shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such shareholder, by such shareholder’s agent or by such shareholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period), and, unless the Articles of Incorporation provide otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such shareholder on the books of the Corporation on the applicable record date fixed pursuant to these Amended and Restated Bylaws (these “Bylaws”). At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares entitled to vote on the election of directors at which a quorum is present shall elect. Except as otherwise required by law or the Articles of Incorporation, if a quorum exists, any other action shall be approved if the votes cast for the action exceed the votes cast opposing the action.

(b) Any action required or permitted to be taken at any meeting of shareholders may, except as otherwise required by law or the Articles of Incorporation, be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on the action, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(c) Where a separate vote by voting group, present in person or represented by proxy, is required, and a quorum of those shares exists with respect to that matter, action on the matter shall be approved if the votes cast within the voting group for the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Georgia Business Corporation Code ( the “GBCC”) require a greater number of affirmative votes.

SECTION 8. Inspectors. The Board, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Each director shall be at least 18 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Georgia. The number of directors constituting the entire Board shall be 3, or such larger number as may be fixed from time to time by action of the shareholders or Board, one of whom may be selected by the Board to be its Chairman. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 4. Places of Meetings. Meetings of the Board may be held at any place within or without the State of Georgia, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting.

SECTION 5. Annual Meeting. Following the annual meeting of shareholders, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of shareholders at the same place at which such shareholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board held at times and places fixed by resolution of the Board.

SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the directors then in office.

SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board shall be given to each director by mailing such notice at least two days before the special meeting, or by telephoning or emailing such notice or by delivering such notice personally not later than the day before the day of the meeting.

SECTION 9. Organization. At all meetings of the Board, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the shareholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board may, except as otherwise required by law or the Articles of Incorporation, be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

ARTICLE III

Committees

SECTION 1. Appointment. From time to time the Board by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by such committee, and in every case where a quorum is present the affirmative vote of a majority of the members of a committee present shall be the act of such committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board may be taken without a meeting if all the members of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of such committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board.

ARTICLE IV

Officers

SECTION 1. Election and Qualifications. The Board shall elect the officers of the Corporation, which shall include a Chief Executive Officer, President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board or the Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration. Each officer shall hold office until his or her respective successor has been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board. Any vacancy in any office arising from any cause may be filled by the Board. The remuneration of all officers of the Corporation may be fixed by the Board or in such manner as the Board shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the Board and shall have such other powers and duties as may from time to time be assigned by the Board.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to the office of chief executive officer. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 6. President. In the absence or at the request of the Chief Executive Officer, the President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments. The President shall have such other duties as may be assigned by the Board or the Chief Executive Officer.

SECTION 7. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of such office, and shall have such other authority as from time to time may be assigned by the Board, the Chief Executive Officer or the President.

SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board, the Chief Executive Officer or the President.

SECTION 9. Secretary. The Secretary shall be responsible for authenticating records of the Corporation and in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board, the Chief Executive Officer or the President.

SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board shall from time to time prescribe.

ARTICLE V

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Georgia as the Board or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all shareholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board.

SECTION 2. Addresses of Shareholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each shareholder at the shareholder’s address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Shareholders of Record.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to demand a special meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the

Board and which record date shall not be more than 70 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board shall fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Georgia, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board, or the Chief Executive Officer, President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject to the provisions of law and the Articles of Incorporation, the Board shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or by the shareholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of such corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Articles of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Indemnification.

SECTION 1. Right of Indemnification. The Corporation shall indemnify any person, and the heirs, legal representatives, executors and administrators of such person, who was or is a party or is threatened to be made a party to, or is unnecessarily involved in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, of whatever nature, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not he or she continues to be a director, officer, employee or agent of the Corporation or other enterprise), against costs and expenses (including attorneys’ fees), judgments, fines, awards and penalties and amounts paid in settlement actually and reasonably incurred by him or her or imposed upon him or her in connection with such claim, action, suit or proceeding or in connection with any negotiation or settlement thereof or appeal therein to the fullest extent permitted by the GBCC as amended from time to time; provided, however, that no such person shall be indemnified against any such expenses and liabilities in connection with any proceeding in which such person shall have been adjudged liable on the basis that personal benefit was improperly received by him or her, or if such indemnification would be prohibited by law. Entry of a judgment by consent as part of a settlement or, in the case of a criminal action, suit or proceeding, the entering of a plea of nolo contendere, or its equivalent shall not of itself be deemed an adjudication that the person consenting to such judgment or entering such plea improperly received personal benefit.

SECTION 2. Advancement of Expenses. Expenses incurred by an officer or director in defending or in preparation for a civil, criminal, administrative or investigative action, suit or proceeding, arbitration, mediation or claim in respect thereof

(collectively, “Actions”) shall be paid by the Corporation in advance of the final disposition of such Action upon receipt of (a) a written affirmation of the officer’s or director’s good faith belief that he or she has met the relevant standard of conduct described in the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation and (b) an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. As used in this Article XII, “expenses” shall mean any direct out-of-pocket costs reasonably related to such Action, including, without limitation, attorneys’ fees, fees of consultants, advisors and expert witnesses, and related charges.

SECTION 3. Non-Exclusive Right. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 4. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

SECTION 5. Meaning of Terms. For purposes of this Article XII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XII.

SECTION 6. Other Indemnification. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to any expenses, judgments, fines, awards and amounts paid in settlement with respect to any Action, including an Action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7. Amendment or Repeal. No amendment, termination or repeal of this Article XII or of relevant provisions of the GBCCor any other applicable law shall affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any Actions arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

ARTICLE XIII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board, the primary financial officer or any person designated by such primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of such primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of shareholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIV

Amendments

The Board shall have power to adopt, amend or repeal these Bylaws. Bylaws adopted by the Board may be repealed or changed, and new bylaws made, by the shareholders, and the shareholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the Board.